Exhibit 10.20

                               WAVE SYSTEMS CORP.

                          SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT is dated as of the 23rd day of March, 1999 by and between WAVE SYSTEMS CORP., a Delaware corporation with its principal office at 480 Pleasant Street, Lee, Massachusetts 01238 (the "Company"), and the several purchasers named in the attached Exhibit A (individually, a "Purchaser" and collectively, the "Purchasers").

         WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally, desire to purchase from the Company, the aggregate quantity of up to 3,000,000 shares (the "Purchased Shares") of the authorized but unissued shares of Class A common stock, $.01 par value per share, of the Company (the "Common Stock").

         NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Affiliate" of a party means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting or income interest in such corporation or other business entity.

                  (b) "Closing" shall have the meaning ascribed to such term in
Section 2.2 hereof.

                  (c) "Closing Date" means the date of the Closing.

                  (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

                  (e) "Majority Purchasers" means, at the relevant time of reference thereto, either (i) those Purchasers holding more than fifty percent (50%) of the Purchased Shares then held by all of the Purchasers or (ii) those Purchasers holding commitments hereunder to purchase more than fifty percent (50%) of the Purchased Shares to be purchased by all Purchasers.

                  (f) "Purchasers" means all of the Purchasers listed on Exhibit A hereto.

                  (g) "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers.
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                                      -2-

                  (h) "SEC" shall mean the Securities and Exchange Commission.

                  (i) "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

         2.       Purchase and Sale of Purchased Shares.

                  2.1 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally, hereby agrees to purchase from the Company, at the Closing, the number of shares of Common Stock set forth opposite the name of such Purchaser under the heading "Number of Purchased Shares to be Purchased" on Exhibit A hereto, at a purchase price of $11.00 per share. The total purchase price payable by each Purchaser for the number of shares of Common Stock that such Purchaser is hereby agreeing to purchase is set forth opposite the name of such Purchaser under the heading "Purchase Price" on Exhibit A hereto. The aggregate purchase price payable by all of the Purchasers to the Company for all of the Purchased Shares at the Closing shall be $22,945,494.

                  2.2 Closing. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the New York offices of Bingham Dana LLP, 399 Park Avenue, New York, New York 10022 at 10:00 a.m. on the earlier of (i) the business day after the Company shall have given written notice (the "Closing Notice") to the Purchasers that it believes all of the conditions precedent set forth in Section 5.1 have been satisfied in full or
(ii) thirty (30) days from the date hereof, or at such other location, date and time as may be agreed upon between the Purchasers and the Company.

                  2.3 Sale to Strategic Investor. Each of the Purchasers acknowledges and agrees that 500,000 shares of Common Stock out of the aggregate number of shares being offered by the Company hereunder are being reserved for issuance and sale by the Company to a strategic investor. The strategic investor has not made any commitment to purchase such shares of Common Stock as of the Closing Date. However, it is the Company's present intention to sell such shares to the strategic investor on the same terms and conditions as the sale of Purchased Shares being sold to the Purchasers on the Closing Date, provided that the strategic investor makes a commitment to the Company to purchase such shares on or before April 5, 1999. On the date of the closing of the issuance and sale of shares to the strategic investor hereunder, (i) the strategic investor will become a "Purchaser" hereunder by executing an accession agreement hereto, (ii) Exhibit A will be amended to add the name of the strategic investor, and (iii) the strategic investor will become an "Initial Investor" under the Registration Rights Agreement by executing an accession agreement thereto. No further action on the part of the Purchasers shall be required to complete the issuance and sale by the Company of the shares of Common Stock described above to the strategic investor, or for the accession by the strategic investor to this Agreement and the Registration Rights Agreement. Each of the Purchasers acknowledges that the Company is not in a position to determine whether the strategic investor will make any investment in the Company, that the Company has not made and is not making any representation or warranty to such Purchaser as to the likelihood that the strategic investor will make any investment in the Company, and that such Purchaser has been instructed by the
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                                      -3-

Company not to base its investment decision on the possibility that the strategic investor will make any such investment.

         3. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers as follows:

                  3.1 Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company. The Company has all requisite corporate power and authority to carry on its business as now conducted. The Company has no active subsidiaries.

                  3.2 Capitalization. The authorized capital stock of the Company consists of (i) 75,000,000 shares of Class A common stock, par value $0.01 per share, (ii) 13,000,000 shares of Class B common stock, par value $0.01 per share, and (iii) 2,000,000 shares of preferred stock, shares of each of which class of the capital stock of the Company have been issued and are outstanding as set forth in Schedule 3.2 hereto. The terms, preferences and privileges of the outstanding shares of Class A Common Stock, Class B Common Stock and Preferred Stock are set forth in the Company's Certificate of Incorporation or, in the case of Preferred Stock of any series, in the applicable Certificate of Designations for such series. Except as set forth in
Schedule 3.2 hereto, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests (collectively, "Securities"), and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. The Company has reserved 12,447,405 shares of Class A Common Stock for issuance upon exercise of rights under or conversion of outstanding Securities. Schedule 3.2 sets forth the number of stock options outstanding under the Company's stock incentive plans, and the number of shares reserved for issuance under such plans that are not subject to outstanding options. Except as set forth in Schedule 3.2 no holder of any capital stock or Securities of the Company has any outstanding registration rights.

                  3.3 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, each of this Agreement and the Registration Rights Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.
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                                      -4-

                  3.4 Valid Issuance of the Purchased Shares. The Purchased Shares being purchased by the Purchasers hereunder will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid, nonassessable and free of any liens or encumbrances created by the Company and will, assuming the accuracy of the representations and warranties made by each of the Purchasers to the Company, be in compliance with applicable state and federal securities laws.

                  3.5 SEC Documents. The Company has furnished to each Purchaser a true and complete copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the Company's Quarterly Reports on Form 10-Q for the three month periods ended, respectively, on March 31, June 30 and September 30, 1998, and any other statement, report, registration statement (other than registration statements on Form S-8) or definitive proxy statement filed by the Company with the SEC during the period commencing September 30, 1998 and ending on the date hereof. The Company will, promptly upon the filing thereof, also furnish to each Purchaser all statements, reports (including, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), registration statements and definitive proxy statements filed by the Company with the SEC during the period commencing on the date hereof and ending on the Closing Date (all such materials required to be furnished to each Purchaser pursuant to this sentence or pursuant to the next preceding sentence of this Section 3.5 being called, collectively, the "SEC Documents"). The Company will file its Annual Report on Form 10-K on or before March 31, 1999. In addition to the foregoing SEC Documents, the Company will deliver to each Purchaser a copy of its Annual Report to Stockholders as and when such report is delivered to stockholders. As of their respective filing dates, the SEC Documents complied or will comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document. The Company has not filed any amendment to its Annual Report on Form 10-K for the year ended December 31, 1997 or its Quarterly Reports on Form 10-Q for the three month periods ended, respectively, on March 31, June 30 and September 30, 1998 except for the three-months ended June 30, 1998. The Company has not filed any Current Reports on Form 8-K with respect to any event occurring between September 30, 1998 and the date hereof.

                  3.6 Financial Statements. The Company's audited Statements of Income, Stockholders' Equity and Cash Flows for the fiscal year ended December 31, 1997 and the Company's audited Balance Sheet as of December 31, 1997 are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, a copy of which has been delivered to the Purchasers. The Company's unaudited Statements of Income, Stockholders' Equity and Cash Flows for the three month periods ended March 31, June 30 and September 30, 1998 and the Company's unaudited Balance Sheets as of March 31, June 30 and September 30, 1998 are included in the Company's Quarterly Reports on Form 10-Q for the three month periods ended, respectively, on March 31, June 30 and September 30 of 1998, copies of which have been delivered to the Purchasers. All of the financial statements referred to above in this Section 3.6 are hereinafter referred to, collectively, as the "Financial Statements". The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly present, in all material respects, the financial position of the Company and the results of its operations as of the date and for the periods indicated thereon, except that those Financial Statements that are unaudited may not have been prepared in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and may be subject to normal year-end audit adjustments which, individually, and in the aggregate, will not be material.

                  3.7 Consents. All consents, approvals, orders, authorizations, registrations, qualifications, and filings required on the part of the Company to be obtained or made prior to the Closing in connection with the execution, delivery or performance of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated herein and therein have been obtained or made or will be obtained or made, prior to the Closing.

                  3.8 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit or give rise to an event which results in the creation of any lien, charge or encumbrance upon any of the Company's properties or assets under (i) any provision of the Certificate of Incorporation or By-laws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its respective properties or assets.

                  3.9 Absence of Litigation. There is no action, suit or proceeding or, to the Company's knowledge, any investigation, pending, or to the Company's knowledge, threatened against the Company and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, might have a material adverse effect on the Company. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the Registration Rights Agreement or the right of the Company to execute, deliver and perform under same.

                  3.10 Over-the-Counter Trading. The Common Stock is traded on the Nasdaq Over-the-Counter Bulletin Board. On January 29, 1999, the Company filed an application for listing of the Class A Common Stock on the NASDAQ National Market System.

                  3.11 Brokers or Finders. Except for Pacific Growth Equities, Inc., the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. All fees payable to Pacific Growth Equities, Inc. will be paid by the Company.

                  3.12 Compliance With Charter, Laws, etc. The Company is in compliance in all material respects with the terms of its Certificate of Incorporation and By-laws as currently in effect, true and complete copies of which will be made available to each Purchaser upon request, and each of the Certificate of Incorporation and By-laws of the Company is in full force and effect as of the Closing Date. The Company has complied, and is in compliance with, all federal, state, county, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to the operation of its business or to the real property or personal property that it owns or leases (including, without limitation, all such laws, rules, ordinances, decrees and orders relating to antitrust, currency exchange, environmental protection, occupational safety and health, equal opportunity, pension, securities and trading-with-the-enemy matters), except where any failure to comply could not reasonably be expected to have a material adverse effect on the Company.

                  3.13 Private Offering. During the six months preceding the date of this Agreement, neither the Company nor any person acting on its behalf has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or may be integrated with the sale of the Purchased Shares in a manner that would require the registration of the issuance and sale by the Company of the Purchased Shares under the Securities Act. During the six months preceding the date of this Agreement, neither the Company nor any person acting on its behalf has offered or sold any Purchased Shares by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. Assuming the accuracy of the Purchasers' representations in Section 4 hereof, the offering and sale of the Purchased Shares will satisfy the requirements of Rule 506 under the Securities Act.

                  3.14  Changes.

                  (a)   Since September 30, 1998, except as set forth in
Schedule 3.14, there has not been:

                        (i) any damage, destruction or loss (whether or not covered by insurance) to its assets which has had or is expected to have a material adverse effect on the Company;

                        (ii) any material change in the accounting methods or practices followed by the Company;

                        (iii) any material debt, obligation or liability (whether absolute or contingent) incurred by the Company (whether or not presently outstanding) except (x) current liabilities incurred, and obligations under agreements entered into, in the ordinary course of business and (y) obligations or liabilities entered into or incurred in connection with the execution of this Agreement;

                        (iv) any sale, lease, abandonment or other disposition by the Company of any real property or, other than in the ordinary course of business, of any equipment or other operating properties or, other than in the ordinary course of business, any sale, assignment, transfer, license or other disposition by the Company of any intellectual property or other intangible asset;

                        (v) any dividends or other distributions of cash or other property paid by the Company in respect of any of its capital stock (except for the issuance of shares of the

Company's Class A Common Stock upon exercise of rights under, or conversion of, the Company's Preferred Stock, Class B Common Stock or other Securities);

                        (vi) any waivers or releases by the Company of any material debt or obligation owed to the Company; or

                        (vii) to the best of the Company's knowledge, any other event that could reasonably be expected to result in a material adverse effect on the Company.

                  (b) Notwithstanding anything to the contrary in this Agreement, if, after the date of this Agreement the Company discloses to the Purchasers or the Purchasers otherwise become aware of any information concerning an event that renders the representation and warranty set forth in this Section 3.14 inaccurate, and such information is material and not otherwise available to the public generally, the Purchasers agree not to sell, assign or otherwise transfer any of the Purchased Shares based on such material non-public information until such material non-public information is made available to the public generally. In the event that the Closing contemplated hereby actually occurs, the Company shall disclose such material non-public information in the Registration Statement required to be filed pursuant to the Registration Rights Agreement.

                  3.15 Material Contracts. Except as set forth on Schedule 3.15 hereto, the contracts listed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the Company's Quarterly Reports on Form 10-Q for the three month periods ended, respectively, on March 31, June 30 and September 30, 1998, are all of the material contracts (as defined in the Securities Exchange Act of 1934 as amended) to which the Company is a party or by which it or its assets may be bound. The Company is, and, to the best of the Company's knowledge, all other parties to such material contracts are, in compliance in all material respects with their obligations thereunder. Except as set forth in Schedule 3.15, none of such material contracts have been amended or modified in any material respect.

                  3.16 Title to Properties and Assets, Liens, etc. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance, or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or have a material adverse effect on the Company, and (iii) those that have otherwise arisen in the ordinary course of business.

                  3.17 Patents and Trademarks. The Company owns or has rights to use such trade names, copyrights, trade secrets, information, patents, trademarks, service marks, rights and processes (including all applications therefor) as are necessary for its business as now conducted and as proposed to be conducted, without any conflict with or infringement of the rights of others, except where any such conflict or infringement could not reasonably be expected to have a material adverse effect on the Company. Except as set forth on
Schedule 3.17 hereto, there are no material options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any material options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as now conducted or proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as now conducted or proposed to be conducted. To the best of the Company's knowledge, no person or entity is infringing or threatening to infringe the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of the Company. All employees, officers, directors and consultants, other than those employees or consultants who are not privy to any of the Company's confidential information, are bound by confidentiality and assignment of intellectual property and technology agreements and such agreements and obligations do not confer on any such person any rights of the intellectual property of the Company.

                  3.18 Labor Matters. The Company has no collective bargaining agreement with any of its employees and, to the Company's knowledge, there is no labor union organizing activity pending or threatened with respect to the Company. There are no disputes pending or, to the knowledge of the Company, threatened between the Company, on the one hand, and any of its employees, on the other hand, other than employee grievances arising in the ordinary course of business which would not, individually or in the aggregate, have a material adverse effect on the Company. Except as set forth on Schedule 3.18, the Company has no agreements providing for the payment of severance with any of its officers, directors or employees. The Company has complied in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and does not maintain any plans subject to the filing requirements of
Section 302 of ERISA or the provisions of Title IV of ERISA.

         4. Representations and Warranties of the Purchasers. Each Purchaser severally for itself, and not jointly with the other Purchasers, represents and warrants to the Company as follows:

                  4.1 Authorization. All action on the part of such Purchaser and, if applicable, its officers, directors, partners and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered, each of this Agreement and the Registration Rights Agreement will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. Such Purchaser has all requisite corporate, trust or partnership (as the case may be) power to enter into each of this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

                  4.2 Purchase Entirely for Own Account. Such Purchaser is acquiring the Purchased Shares being acquired by it hereunder, for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act.

                  4.3 Investor Status; Etc. Such Purchaser certifies and represents to the Company that, at the time such Purchaser acquires any of the Purchased Shares, such Purchaser will be an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser's financial condition is such that it is able to bear the risk of holding any and all of the Purchased Shares acquired by it for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning the Company and its business and this investment, and has also been afforded the opportunity to review any relevant documents and records concerning the business of the Company. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company.

                  4.4 Purchased Shares Not Registered. Such Purchaser understands that because the Purchased Shares are issued by the Company in a transaction exempt from the registration requirements of the Securities Act, the Purchased Shares have not been registered under the Securities Act, and that the Purchased Shares must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

                  4.5 Additional Investment Representations. Such Purchaser shall deliver to the Company a Certificate of Additional Investment Representations in the form of Exhibit C hereto (in each case, an "Investment Representations Certificate"). Such Purchaser acknowledges that the Company is relying on the truth and accuracy of the representations and warranties contained in its Investment Representations Certificate in the offering of those Purchased Shares being offered for sale to such Purchaser without having first registered such Purchased Shares under the Securities Act.

                  4.6 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets, except where any such event under clause (ii) could not reasonably be requested to have a material adverse effect on the transactions contemplated by this Agreement.

                  4.7 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this

Agreement and the consummation of the transactions contemplated herein have been obtained or will be obtained prior to the Closing.

                  4.8 Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

         5.       Conditions Precedent.

                  5.1 Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Purchased Shares being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent (any of which conditions may be waived by the Majority Purchasers):

                  (a) The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                  (b) The Registration Rights Agreement shall have been executed and delivered by the Company.

                  (c) The Company shall not have been adversely affected in any material way prior to the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

                  (d) Such Purchaser shall have received from Bingham Dana LLP, counsel to the Company, an opinion addressed to the Purchasers, dated the Closing Date and substantially in the form of Exhibit D hereto.

                  (e) Each of the members of the Board of Directors, the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer shall have entered into a Lock-up Agreement in the form of Exhibit E hereto with the Company agreeing not to sell any shares of the Company's Common Stock during the period commencing on the Closing Date and ending on the earlier to occur of
(i) 90 days after the effective date of the registration statement required to be filed pursuant to the Registration Rights Agreement and (ii) 120 days after the Closing Date.

                  (f) No proceeding challenging this Agreement or the Registration Rights Agreement or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

                  (g) The purchase of and payment for the Purchased Shares by the Purchasers shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to
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                                      -11-

any of the transactions contemplated by the Agreement shall have been duly obtained or made and shall be in full force and effect.

                  (h) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement to be consummated at the Closing shall be satisfactory in form and substance to such Purchaser, and such Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which such Purchaser may have reasonably requested in connection with such transactions.

                  (i) The offer and sale of the Purchased Shares to the Purchasers pursuant to this Agreement shall be exempt from registration under the Securities Act.

                  (j) The Company shall have delivered to the Purchasers a certificate dated as of the Closing Date signed by an authorized officer of the Company certifying the satisfaction of the conditions set forth in Section 5.1(a) and (c).

                  5.2 Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue to each Purchaser the Purchased Shares to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent (any of which conditions may be waived by the Company):

                  (a) The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                  (b) Such Purchaser shall have performed all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

                  (c) The Registration Rights Agreement shall have been executed and delivered by such Purchaser.

                  (d) Such Purchaser shall have executed and delivered to the Company such Purchaser's Investment Representations Certificate.

                  (e) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

                  (f) The sale and/or issuance of any of the Purchased Shares by the Company shall not be prohibited by any law or governmental order or regulation.

                  (g) Such Purchaser shall have delivered to the Company a certificate dated as of the Closing Date signed by an authorized officer of such Purchaser certifying the satisfaction of the conditions set forth in Section 5.2(a) and that such Purchaser has performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

         6. Conduct of Business Pending Closing. The Company covenants and agrees that, between the date of this Agreement and the earlier of the termination of this Agreement or the Closing Date, unless the Majority Purchasers shall otherwise agree in writing, the businesses of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except as contemplated by this Agreement, the Company shall not, between the date of this Agreement and the earlier of the termination of this Agreement or the Closing Date, directly or indirectly do, or propose to do, any of the following without the prior written consent of the Majority Purchasers:

                  (a) amend or otherwise change the Company's Certificate of Incorporation or By-laws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any shares of Common Stock, or Preferred Stock, or any options, warrants, convertible securities or other rights of any kind to acquire shares of Common Stock or Preferred Stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company at a purchase price per share that is less than the purchase price per Purchased Share to be paid by the Purchasers, except (i) pursuant to issued, outstanding or authorized options, warrants or other Securities, or (ii) for the issuance of capital stock or other securities in connection with the establishment of corporate relationships for purposes other than capital raising;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement material to the business, results of operations or financial condition of the Company other than in the ordinary course of business, consistent with past practice; (iv) authorize any capital expenditure in excess of $100,000; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

                  (f) sell, assign or otherwise transfer all or substantially all of the assets of the Company; or

                  (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures.

         7.       Restrictions on Transfer; Delivery of Purchased Shares.

                  7.1   Restrictions on Transfer of the Purchased Shares.

                  (a) No Purchaser shall offer, sell, assign, transfer, endorse, pledge, mortgage, hypothecate or otherwise convey or dispose of any of the Purchased Shares purchased by it, or any interest therein, unless (i) any such offer, sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation or other conveyance or disposition shall be effected (A) pursuant to and in conformity with an effective registration statement under the Securities Act (a "Registered Sale") or any then available exemption from the registration requirements of the Securities Act, and (B) pursuant to and in conformity with any applicable state securities or blue sky laws, and (ii) in the case of any offer, sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation or other conveyance or disposition other than pursuant to a Registered Sale, if requested by the Company, such Purchaser shall have obtained and delivered to the Company a written legal opinion of counsel (reasonably satisfactory to the Company as to such counsel and as to the substance of such opinion) to the effect that any such proposed offer, sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation or other conveyance or disposition by such Purchaser does not violate the registration provisions of the Securities Act and any applicable state securities or blue sky law.

                  (b) No Purchaser shall sell, assign, transfer, endorse, pledge, mortgage, hypothecate or otherwise convey or dispose of any of the Purchased Shares purchased by it, or any interest therein, unless the proposed transferee thereof shall have executed and delivered to the Company a written agreement or instrument, in form and substance satisfactory to the Company, providing for such proposed transferee's written acknowledgment and agreement that he, she or it shall be bound by all of the provisions of this Section 7, provided, however, that if such sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation or other conveyance or disposition is made pursuant to a Registered Sale or in accordance with Rule 144 of the Securities Act, such written agreement or instrument shall not be required.

                  7.2 Effect of Violation of Transfer Restrictions; Preventive Measures. Any offer, sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation, or other conveyance or disposition of any Purchased Shares, or of any interest therein, in violation of this Section 7 shall be null and void. The Company may make a notation on its records or give instructions to any of its transfer agents in order to implement the restrictions on transfer set forth in this Section 7. The Company shall not incur any liability for any delay in recognizing any transfer of any Purchased Shares if the Company reasonably believes that any such transfer may have been or would be in violation of the provisions of the Securities Act, applicable blue sky laws or this Section 7.

                  7.3   Legends.

                  (a) Each certificate evidencing any of the Purchased Shares shall be endorsed with the legend set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the Purchased Shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, ENDORSED, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE CONVEYED OR DISPOSED OF, UNLESS SUCH SHARES ARE (1) SO REGISTERED OR (2) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND, IF REQUESTED BY THE COMPANY, A WRITTEN LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS PROVIDED BY THE TRANSFEROR. IF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERRED PURSUANT TO AND IN CONFORMITY WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR IN ACCORDANCE WITH RULE 144 OF THE SECURITIES ACT OF 1933, SUCH SHARES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN
                  SECTION 7 OF A SECURITIES PURCHASE AGREEMENT DATED MARCH 23 1999, AND NO TRANSFER OF SUCH SHARES SHALL BE VALID OR EFFECTIVE IF IT IS NOT EFFECTED IN COMPLIANCE WITH ALL OF SUCH RESTRICTIONS ON TRANSFER. A COPY OF SUCH SECURITIES PURCHASE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF SUCH SHARES TO THE SECRETARY OF WAVE SYSTEMS CORP. "

                  (b) Each certificate evidencing any of the Purchased Shares shall be endorsed with any legend required under any applicable state securities or blue sky laws.

         8. Termination; Liabilities Consequent Thereon. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

                  (a) by any Purchaser, upon notice to the Company if the Closing has not occurred on or prior to March 30, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 8(a) shall not be available to any Purchaser whose failure to fulfill any obligation of such Purchaser under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to such date; or

                  (b) by the Company, upon notice to the Purchasers if the Closing has not occurred on or prior to March 30, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 8(b) shall not be available to the Company if the Company's failure to fulfill any obligation of the Company under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to such date; or

                  (c) at any time by mutual agreement of the Company and the Majority Purchasers; or

                  (d) by any Purchaser in respect of the Purchased Shares to be purchased by such Purchaser, if there has been any material breach of any representation, warranty or covenant of the Company contained herein and the same has not been cured prior to March 30, 1999; or

                  (e) by the Company in respect of the Purchased Shares to be purchased by a Purchaser, if there has been any material breach of any representation, warranty or covenant of such Purchaser contained herein and the same has not been cured prior to March 30, 1999.

         Any termination pursuant to this Section 8 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

         9.       Miscellaneous Provisions.

                  9.1 Public Statements or Releases. None of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its employees, suppliers, or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 9.1 shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy its legal obligations, but to the extent not inconsistent with such obligations, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

                  9.2 Further Assurances. Each party agrees to cooperate fully with the other parties, to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement, and to use its best efforts to cause the conditions precedent set forth in Sections 5.1 and 5.2 to be satisfied.

                  9.3 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

                  9.4 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

                  9.5   Notices.

                  (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by courier (overnight or same day) or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

                  (b) All correspondence to the Company shall be addressed as follows:

                        Wave Systems Corp.
                        480 Pleasant Street
                        Lee, Massachusetts 01238
                        Attention: Steven Sprague,

                        President and Chief Operating Officer
                        Telephone: (413) 243-1600
                        Telecopier: (413) 243-0045

                  with a copy to:

                        Bingham Dana LLP
                        399 Park Avenue
                        New York, NY 10022-4689

                        Attention: Neil Townsend, Esq.
                        Telephone: (212) 318-7722
                        Telecopier: (212) 752-5378

                  (c) All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A.

                  (d) Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

                  9.6 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

                  9.7 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

                  9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of New York and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

                  9.9 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

                  9.10 Expenses. Each party will bear its own costs and expenses in connection with this Agreement.

                  9.11 Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the successors and permitted assigns of each party. No Purchaser may assign its rights or obligations under this Agreement or designate another person other than an Affiliate of such Purchaser (i) to perform all or part of such Purchaser's obligations under this Agreement or (ii) to have all or part of such Purchaser's rights and benefits under this Agreement, in each case without the prior written consent of the Company. The Company may not assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the Purchasers. Notwithstanding anything expressed or implied in this Agreement to the contrary, the Purchasers' rights under Section 9 hereof may not be assigned or transferred to, or exercised by, any other person other than an Affiliate of any such Purchaser.

                  9.12 Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein, without regard to any investigation made by any party.

                  9.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the parties hereto.

                  9.14 Use of Proceeds. The proceeds from the sale of the Purchased Shares hereunder will be used by the Company for working capital, general corporate purposes, repayment of certain indebtedness in the amount of approximately $2,000,000, the repurchase of certain capital stock in the amount of approximately $600,000, and acquisitions and/or payments pursuant to joint venture agreements.

                  9.15 Information Rights. For so long as such Purchaser holds any of the Purchased Shares, the Company shall deliver to each of such Purchaser, copies of its quarterly and annual disclosure statements (including financial statements and exhibits) as filed by the Company with the SEC and all press releases issued by the Company.

                  9.16 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  9.17 Listing of Shares. The Company shall list for trading on The Nasdaq National Market a sufficient number of shares to cover the Purchased Shares at such time as the Company's listing application to list the Common Shares on The Nasdaq National Market shall have been approved by The Nasdaq.






                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                                       WAVE SYSTEMS CORP.

                                       By: ____________________________________
                                       Name:  Gerard T. Feeney
                                       Title: Chief Financial Officer






                       [Purchasers Signature Pages Follow]

                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                   SCHEDULE 1
                                   ----------

                               WAVE SYSTEMS CORP.
                               ------------------

                                    INVESTORS

                                                                             Number of
                                                                         Purchased Shares
                     INVESTOR                                                Purchased
                     --------                                                ---------
COMMERZBANK AG                                                                454,545

BARRANT V. MERRILL                                                              3,000

BALESTRA CAPITAL PARTNERS LP                                                   20,000

ENDEAVOR ASSET MANAGEMENT, LP                                                  15,000

CLARION CAPITAL CORPORATION                                                    31,818

CLARION OFFSHORE FUND LTD.                                                     13,000

CLARION PARTNERS, L.P.                                                         46,091

MARCUARD COOK & CIE S.A.                                                       50,000

FIDELITY NATIONAL TITLE INSURANCE COMPANY OF NEW YORK                         125,000

BOGNER REGIS, INC.                                                             10,000

STUART G. GAULD                                                                11,000

CASCADE CAPITAL PARTNERS, L.P.                                                165,200

JOB & CO.                                                                      12,800

GRYPHON OFFSHORE FUND                                                          22,000

ANTHONY KAMIN                                                                   5,000

LANCASTER INVESTMENT PARTNERS, L.P.                                            50,000

LOY D. MARTIN                                                                  10,000

                                                                             Number of
                                                                         Purchased Shares
                     INVESTOR                                                Purchased
                     --------                                                ---------
PAUL BURROWES                                                                  25,000

GARY ROSENBACH                                                                 65,000

GARY W. ROSS REVOCABLE TRUST                                                    9,000

SECURITY TREND PARTNERS                                                        25,000

TRELLUS PARTNERS, L.P.                                                        100,000

VERITAS SG INVESTMENT TRUST GMBH                                              100,000

V/F SKAGEN GLOBAL                                                              50,000

GRUBER & MCBAINE INTERNATIONAL                                                 11,000

JON D. GRUBER                                                                   6,500

DONAGHY INC.                                                                    2,000

HARE & CO. A/C #651653 FOR TTES OF HAMILTON COLLEGE                             2,000

KARL MATTHIES AND DEBORAH MATTHIES COMMUNITY PROPERTIES A/C #2                  1,500

LAGUNITAS PARTNERS, LP                                                         27,000

THE BROOKS REVOCABLE TRUST, DTD 3/22/96 EVAN BROOKS & VIOLET BROOKS, TRUSTEES  25,000

EDGAR L. BALL                                                                  20,000

DAVID C. BROWN                                                                100,000

M. JAY WALKINGSHAW                                                             10,000

WHITNEY PARTNERS, LP                                                          150,000

HUEY LEWIS SSB KEOGH CUSTODIAN AKA HUGH CREGG                                   3,500

                                                                             Number of
                                                                         Purchased Shares
                     INVESTOR                                                Purchased
                     --------                                                ---------

CREGG CONROY REVOCABLE TRUST U/A DATED 6/11/91 HUGH CREGG AND SIDNEY              500
CONROY TRUSTEES

SECURITY TRUST CO FBO: PAUL DRAGUL, MD                                         13,000

SECURITY TRUST CO FBO: J. GLEN MCLEOD                                           7,000

PAINE WEBBER CUSTODIAN/TODD KENCK IRA                                           2,000

K.C. STONE                                                                      3,000

JOHN C. COLEMAN, JR.                                                           10,000

DONALD PADOU                                                                   10,000

RICHARD H. OSGOOD                                                              10,000

STEPHEN J. MASSOCCA                                                            20,000

PACIFIC GROWTH EQUITIES INC 401K PROFIT SHARING PLAN FBO STEPHEN J. MASSOCCA   50,000

STEPHEN OLSON                                                                   3,500

THOMAS J. NIEDERMEYER, JR.                                                      5,000

APODACA INVESTMENT GROUP                                                       50,000

HOLLIS CAPITAL                                                                 50,000

PORTER PARTNERS, LP                                                            30,000

SPECIAL SITUATIONS PRIVATE EQUITY FUND, LP                                     50,000